UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________________________________________________________________

Form 8-K

___________________________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2015

Date of Report

(Date of earliest event reported)

CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54639	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 31st Street, Unit A, Newport Beach, CA	92663
(Address of principal executive offices)	(Zip code)

(949) 612-8040
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

Press Release

On September 16, 2015, Citadel Exploration, Inc. (the "Company") announced that production at the recently acquired Kern Bluff Oil Field has increased from 8 barrels of oil per day (BOPD) to over 50 BOPD as the result of performing two workovers.

Additionally, Citadel’s CFO Phil McPherson is scheduled to present to investors on Thursday September 17th at the Singular Research 10th Annual "Best of the Uncovered" 2015 Conference in Los Angeles. The conference is being held at the Luxe Sunset Boulevard Hotel. Citadel is scheduled to present at 11:30 am Pacific. A new investor presentation is available at Citadel’s website: www.citadelexploration.com

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent as referenced to such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release – Dated September 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /s/ Armen Nahabedian
Armen Nahabedian Chief Executive Officer

Date: September 16, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated September 16, 2015 announcing increased production at the Kern Bluff Oil Field, conference presentation.